Exhibit 99.1

For Immediate Release

January 24, 2006

Leesport Financial Corp. Reports Strong Year End and Fourth Quarter Results

Wyomissing, PA: Leesport Financial Corp. (NASDAQ: FLPB) reported net income for the twelve months ended December 31, 2005 was $8,731,000 as compared to $5,416,000 for the same period in 2004, a 61.2% increase.  Net income for the quarter ended December 31, 2005 was $2,403,000, a 73.9% increase over net income of $1,382,000 for the same period in 2004.  Total revenue for the twelve months ended December 31, 2005 was $74,518,000 as compared to $51,280,000 for the same period in 2004, a 45.3% increase.  Total revenue for the quarter ended December 31, 2005 was $19,902,000, a 19.8% increase over total revenue of $16,611,000 for the same period in 2004.  Results for the three and twelve-month periods ended December 31, 2005 include the purchase of Madison Bancshares Group, Ltd on October 1, 2004.

Robert D. Davis, President and Chief Executive Officer of Leesport Financial Corp. said, “We are very pleased with the improved earnings of the Company on a year to year basis and on our positive quarterly trend, as well.  We look forward to making continued earnings progress and further increasing shareholder return.”

Net Interest Income

For the twelve months ended December 31, 2005, net interest income before the provision for loan losses increased 46.1% to $30,334,000 compared to $20,769,000 for the same period in 2004.  The increase in net interest income for the twelve months resulted from a 50.7% increase in total interest income for the twelve months to $50,653,000 from $33,611,000 and a 58.2% increase in total interest expense to $20,319,000 from $12,842,000.  For the quarter ended December 31, 2005, net interest income before the provision for loan losses increased 12.7% to $7,960,000 compared to $7,065,000 for the same period in 2004.  The increase in net interest income for the quarter resulted from a 23.4% increase in total interest income for the quarter to $13,785,000 from $11,168,000 and a 42.0% increase in total interest expense to $5,825,000 from $4,103,000.

The increase in total interest income for the three and twelve months ended December 31, 2005 resulted from an increase in average earning assets of $197,701,000 due to loans acquired from Madison, organic growth in commercial and consumer loans and higher interest rates over the same period in 2004.

The increase in total interest expense for the three and twelve month periods ended December 31, 2005 resulted primarily from an increase in average deposits of $151,951,000 due to deposits acquired from Madison, higher interest rates over the same period in 2004, and from organic deposit growth.

For the twelve months ended December 31, 2005, the net interest margin on a fully taxable equivalent basis was 3.82% as compared to 3.46% for the same period in 2004.  For the quarter ended December 31, 2005, the net interest margin on a fully taxable equivalent basis was 3.85% as compared to 3.67% for the same period in 2004.  The improvement in net interest margin for the three and twelve month periods, as compared to the same periods in 2004, is due to the acquisition of Madison and organic loan growth resulting in an increase in the commercial and consumer loan portfolios, higher interest rates over the same period in 2004, an increase in the investment portfolio yield and an increase in non-interest bearing deposits.

Net interest income after the provision for loan losses for the twelve months ended December 31, 2005 was $28,874,000 as compared to $19,449,000 for the same period in 2004, an increase of 48.5%.  Net interest income after the provision for loan losses for the quarter ended December 31, 2005 was $7,710,000 as compared to $6,645,000 for the same period in 2004, an increase of 16.0%.  The provision for loan losses for the twelve months ended December 31, 2005 was $1,460,000 compared to $1,320,000 for the same period in 2004.  The provision for loan losses for the quarter ended December 31, 2005 was $250,000 compared to $420,000 for the same period in 2004.  As of December 31, 2005, the allowance for loan losses was $7,619,000 compared to $7,248,000 as of December 31, 2004, an increase of 5.1%.  Comparing December 31, 2004 to December 31, 2005, the increase in both the provision and allowance is due primarily to an increase of $186,156,000 in average outstanding loan balances and an increase of $405,000 in total non-performing assets.  The increase in total loans and non-performing assets is partly attributable to the Madison acquisition.  Management continues to evaluate and classify the loan portfolio and has determined that the current allowance for loan losses is adequate.

Non-Interest Income

Total non-interest income for the twelve months ended December 31, 2005 increased 35.1% to $23,865,000 compared to $17,669,000 for the same period in 2004.  Total non-interest income for the quarter ended December 31, 2005 increased 12.4% to $6,117,000 compared to $5,443,000 for the same period in 2004.

Net securities gains were $371,000 for the twelve months ended December 31, 2005 compared to $345,000 for the same period in 2004.  Net securities gains were $128,000 for the quarter ended December 31, 2005 compared to net securities gains of $143,000 for the same period in 2004.  These gains are primarily from the planned sales of equity portfolio holdings.

For the twelve months ended December 31, 2005, revenue from commissions and fees from insurance sales increased 7.9% to $11,634,000 as compared to $10,781,000 for the same period of 2004.  Commissions and fees from insurance sales for the quarter ended December 31, 2005 increased 0.1% to $2,727,000 as compared to $2,723,000 for the same period in 2004.  The increases were mainly attributed to organic growth in sales of insurance products offered through Essick & Barr, LLC, a wholly owned subsidiary of the Company.

For the twelve months ended December 31, 2005, revenue from mortgage banking activity increased to $5,379,000 from $2,096,000, or 156.6%, for the same period in 2004.  Revenue from mortgage banking activity was $1,335,000 for the quarter ended December 31, 2005 compared to $1,334,000 during the same period in 2004, an increase of 0.1%.  These three and twelve month increases are due primarily to the acquisition of Philadelphia Financial Mortgage Company, the mortgage banking division of Madison.

For the twelve months ended December 31, 2005, revenue from brokerage and investment advisory commissions and fee activity increased to $998,000 from $528,000, or 89.0%, for the same period in 2004.  Revenue from brokerage and investment advisory commissions and fee activity was $341,000 for the quarter ended December 31, 2005 compared to $145,000 during the same period in 2004, an increase of 135.2%.  These three and twelve month increases are due primarily to increased investment advisory services offered through Madison Financial Advisors, LLC (formerly Leesport Wealth Management, LLC), a wholly owned subsidiary of the Company.

For the twelve months ended December 31, 2005, service charges on deposits increased to $2,687,000 from $1,947,000, or 38.0%, for the same period in 2004.  Service charges on deposits were $710,000 for the quarter ended December 31, 2005 compared to $658,000 during the same period in 2004, an increase of 7.9%.  These increases are due primarily to the Madison acquisition and organic growth in deposits.

For the twelve months ended December 31, 2005, other income increased to $2,796,000 from $1,972,000, or 41.8%, for the same period in 2004.  Other income was $876,000 for the quarter ended December 31, 2005 compared to $440,000 during the same period in 2004, an increase of 99.1%.  These increases are due primarily to increased gains on sales of SBA and USDA loans.

Non-Interest Expense

Total non-interest expense for the twelve months ended December 31, 2005 increased 35.1% to $41,281,000 compared to $30,548,000 for the same period in 2004.  Total non-interest expense for the quarter ended December 31, 2005 increased 1.8% to $10,592,000 compared to $10,409,000 for the same period in 2004.

Salaries and benefits were $23,090,000 for the twelve months ended December 31, 2005, an increase of 34.6% compared to $17,159,000 for the same period in 2004.  Salaries and benefits were $5,803,000 for the quarter ended December 31, 2005, an increase of 5.1% compared to $5,523,000 for the same period in 2004.  These increases are mainly attributed to the acquisition of Madison and general increases in employee salaries and benefits.  The salaries and benefits expense also includes total commissions paid of $3,638,000 for the twelve months ended December 31, 2005 compared to $1,547,000 for the same period in 2004 and $989,000 for the quarter ended December 31, 2005 compared to $811,000 for the same period in 2004.  This increase is due primarily to increased mortgage origination activity through the acquisition of Philadelphia Financial Mortgage Company and increased brokerage and investment advisory activity through Madison Financial Advisors.

For the twelve months ended December 31, 2005, occupancy expense and furniture and equipment expense increased to $6,989,000 from $4,567,000, or 53.0%, for the same period in 2004.  Occupancy expense and furniture and equipment expense were $1,797,000 for the quarter ended December 31, 2005 compared to $1,623,000 during the same period in 2004, an increase of 10.7%.  These increases are due primarily to the Madison acquisition.

Other operating expense increased to $11,202,000 for the twelve months ended December 31, 2005 compared to $7,923,000 for the same period in 2004.  Other operating expense increased to $2,992,000 for the quarter ended December 31, 2005 compared to $2,364,000 for the same period in 2004.  These increases are due primarily to the Madison acquisition.  Also, included in other operating expense for the three and twelve months ended December 31, 2005 were approximately $143,000 and $323,000, respectively, of costs incurred for the implementation of Section 404 of the Sarbanes-Oxley Act of 2002 focusing on management’s assessment of its internal controls as they relate to the Company’s financial reporting to shareholders and investors.

Income Tax Expense

Income tax expense for the twelve months ended December 31, 2005 was $2,727,000, a 136.3% increase as compared to income tax expense of $1,154,000 for the twelve months ended December 31, 2004.  Income tax expense for the three months ended December 31, 2005 was

$832,000, a 180.1% increase as compared to income tax expense of $297,000 for the three months ended December 31, 2004.  The effective income tax rate for the twelve months ended December 31, 2005 and 2004 was 23.8% and 17.6%, respectively.  The effective income tax rate for the three months ended December 31, 2005 and 2004 was 25.7% and 17.7%, respectively.  These increases are due primarily to tax exempt income remaining flat while income before income taxes increased.  Included in the income tax provision is a federal tax benefit from our $5.0 million investment in an affordable housing, corporate tax credit limited partnership of $600,000 and $450,000, respectively, for the twelve months ended December 31, 2005 and 2004.

Earnings per Share

Diluted earnings per share for the twelve months ended December 31, 2005 were $1.71 on average shares outstanding of 5,098,944, a 25.7% increase as compared to diluted earnings per share of $1.36 on average shares outstanding of 3,989,098 for the twelve months ended December 31, 2004.  Diluted earnings per share for the three months ended December 31, 2005 were $0.47 on average shares outstanding of 5,118,137, a 67.9% increase as compared to diluted earnings per share of $0.28 on average shares outstanding of $5,023,264 for the three months ended December 31, 2004.  The increase in average shares outstanding is due primarily to the Madison acquisition.  Share amounts and per share amounts reflect the 5% stock dividend distributed to shareholders on January 14, 2005.

Assets, Liabilities and Equity

Total assets as of December 31, 2005 were $965,752,000, an increase of 10.1% compared to December 31, 2004.  Total loans as of December 31, 2005 increased $57,916,000 to $654,244,000, and total deposits increased $47,439,000 to $659,730,000, respectively, compared to

December 31, 2004.  Total borrowings as of December 31, 2005 were $198,835,000, an increase of 21.6% as compared to December 31, 2004.  Commercial and consumer loan balances had increases of 12.8% and 7.7%, respectively.

Shareholders’ equity increased as of December 31, 2005 to $94,756,000 from $90,935,000 at December 31, 2004, an increase of 4.2%.  Included in shareholders’ equity is an unrealized loss position on available for sale securities, net of taxes, at December 31, 2005 of $3,143,000 compared to an unrealized loss position on available for sale securities, net of taxes, of $119,000 at December 31, 2004.

Leesport Financial Corp. is a diversified financial services company headquartered in Wyomissing, PA, offering banking, insurance (Insurance products offered through Essick & Barr, LLC), investments (Securities offered through UVEST Financial Services, a registered independent broker/dealer, Member NASD/SIPC), wealth management, equipment leasing, and title insurance services throughout Southeastern Pennsylvania.

LEESPORT FINANCIAL CORP.

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except per share data)

	Period Ended Balances
	December 31, 2005	December 31, 2004
	(unaudited)
Assets
Investment securities and interest bearing cash	$188,782	$173,593
Mortgage loans held for sale	16,556	9,799
Loans:
Commercial loans	478,301	424,194
Consumer loans	134,069	124,486
Mortgage loans	38,454	46,595
Other	3,420	1,053
Total loans	$654,244	$596,328

Earning assets	$859,582	$779,720
Total assets	965,752	877,382

Liabilities and shareholders’ equity
Deposits:
Non-interest bearing deposits	115,978	107,442
NOW, money market and savings	284,402	275,260
Time deposits	259,350	229,589
Total deposits	$659,730	$612,291

Federal funds purchased	$66,230	$36,092
Securities sold under agreements to repurchase	69,455	52,800

Long-term debt	43,000	54,500
Junior subordinated debt	20,150	20,150
Shareholders’ equity	$94,756	$90,935

Actual shares outstanding	5,061,487	4,984,376	*
Book value per share	$18.72	$18.24	*

	Asset Quality Data
	December 31, 2005	December 31, 2004
	(unaudited)
Non-accrual loans	$5,567	$2,918
Loans past due 90 days or more	606	2,965
Renegotiated troubled debt	150	103
Total non-performing loans	6,323	5,986
Other real estate owned	87	19
Total non-performing assets	$6,410	$6,005

Loans outstanding at end of period	$654,244	$596,328
Allowance for loan losses	7,619	7,248

Net charge-offs to average loans (annualized)	0.18%	0.12%

Allowance for loan losses as a percent of total loans	1.16%	1.22%

Allowance for loan losses as percent of total non-performing loans	120.50%	121.08%

*      References to share amounts and per-share amounts reflect the 5% stock dividend distributed to shareholders on January 14, 2005.

LEESPORT FINANCIAL CORP.

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands)

	Average Balances For the Three Months Ended		Average Balances For the Twelve Months Ended
	(unaudited )		(unaudited )
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Assets
Investment securities and interest bearing cash	$186,688	$181,759	$183,720	$184,709
Mortgage loans held for sale	14,622	13,400	14,562	2,028
Loans:
Commercial loans	467,434	419,990	448,164	291,744
Consumer loans	135,688	121,788	129,466	97,147
Mortgage loans	38,584	46,070	40,244	42,295
Other	330	96	195	727
Total loans	$642,036	$587,944	$618,069	$431,913

Earning assets	$843,346	$783,103	$816,351	$618,650
Goodwill and intangible assets	44,088	42,081	44,173	21,012
Total assets	945,836	884,450	917,699	690,441

Liabilities and shareholders’ equity
Deposits:
Non-interest bearing deposits	110,545	111,908	111,525	79,582
NOW, money market and savings	283,779	279,917	277,700	211,833
Time deposits	243,860	229,164	238,404	184,273
Total deposits	$638,184	$620,989	$627,629	$475,688

Short term borrowings	$65,005	$44,485	$59,611	$43,273
Securities sold under agreements to repurchase	72,215	49,082	56,005	43,831

Long-term debt	43,000	52,283	50,214	39,218
Junior subordinated debt	20,150	20,150	20,150	16,295
Shareholders’ equity	$95,102	$85,786	$93,263	$62,325

LEESPORT FINANCIAL CORP.

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except per share data)

	For the Three Months Ended			For the Twelve Months Ended
	(unaudited )			(unaudited )
	December 31, 2005	December 31, 2004		December 31, 2005	December 31, 2004
Interest income	$13,785	$11,168		$50,653	$33,611
Interest expense	5,825	4,103		20,319	12,842
Net interest income	7,960	7,065		30,334	20,769
Provision for loan losses	250	420		1,460	1,320
Net Interest Income after provision for loan losses	7,710	6,645		28,874	19,449

Securities gains, net	128	143		371	345
Commissions and fees from insurance sales	2,727	2,723		11,634	10,781
Mortgage banking activities	1,335	1,334		5,379	2,096
Brokerage and investment advisory commissions and fees	341	145		998	528
Service charges on deposits	710	658		2,687	1,947
Other income	876	440		2,796	1,972
Total non-interest income	6,117	5,443		23,865	17,669

Salaries and employee benefits	5,803	5,523		23,090	17,159
Occupancy expense	1,126	1,008		4,466	2,596
Furniture and equipment expense	671	615		2,523	1,971
Other operating expense	2,992	2,364		11,202	7,923
Merger related expense	—	899		—	899
Total non-interest expense	10,592	10,409		41,281	30,548
Income before income taxes	3,235	1,679		11,458	6,570
Income taxes	832	297		2,727	1,154
Net income	$2,403	$1,382		$8,731	$5,416

Per Share Data:
Basic average shares outstanding	5,069,931	4,968,458	*	5,039,491	3,929,304	*
Diluted average shares outstanding	5,118,137	5,023,264	*	5,098,944	3,989,098	*
Basic earnings per share	$0.47	$0.28	*	1.73	1.38	*
Diluted earnings per share	0.47	0.28	*	1.71	1.36	*
Cash dividends per share	0.18	0.16	*	0.70	0.65	*

Profitability Ratios:
Return on average assets	1.01%	0.61%		0.95%	0.78%
Return on average shareholders’ equity	10.02%	6.29%		9.36%	8.69%
Return on average tangible equity (equity less goodwill and intangible assets)	18.69%	12.58%		17.79%	13.12%
Net interest margin (fully taxable equivalent)	3.85%	3.67%		3.82%	3.46%
Effective tax rate	25.72%	17.69%		23.80%	17.56%

*      References to share amounts and per-share amounts reflect the 5% stock devidend distributed to shareholders on January 14,2005.

LEESPORT FINANCIAL CORP.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

	December 31, 2005	December 31, 2004
Assets
Cash and due from banks	$29,063	$22,643
Interest-bearing deposits in banks	68	1,412
Total cash and cash equivalents	29,131	24,055

Mortgage loans held for sale	16,556	9,799
Securities available for sale	182,541	165,778
Securities held to maturity	6,173	6,403
Loans, net of allowance for loan losses 12/2005 - $7,619; 12/2004 - $7,248	646,625	589,080
Premises and equipment, net	7,811	8,600
Identifiable intangible assets	5,150	5,790
Goodwill	38,814	38,227
Bank owned life insurance	11,703	11,355
Other assets	21,248	18,295
Total assets	$965,752	$877,382

Liabilities And Shareholders’ Equity
Liabilities
Deposits:
Non-interest bearing	$115,978	$107,442
Interest bearing	543,752	504,849
Total deposits	659,730	612,291
Securities sold under agreements to repurchase	69,455	52,800
Federal funds purchased	66,230	36,092
Long-term debt	43,000	54,500
Junior subordinated debt	20,150	20,150
Other liabilities	12,431	10,614
Total liabilities	870,996	786,447

Shareholders’ Equity
Common stock, $5.00 par value ;
Authorized 20,000,000 shares;
5,111,178 shares issued at December 31, 2005 and 5,031,021 shares issued at December 31, 2004	25,564	25,154
Surplus	52,573	51,210
Retained earnings	20,790	15,592
Accumulated other comprehensive loss	(3,143)	(119)
Treasury stock; 49,691 shares at December 31, 2005 and 46,645 shares at December 31, 2004, at cost	(1,028)	(902)
Total shareholders’ equity	94,756	90,935
Total liabilities and shareholders’ equity	$965,752	$877,382

SELECTED HIGHLIGHTS

Cash Dividends Declared

4th Qtr. 2004	$0.1620
1st Qtr. 2005	$0.1700
2nd Qtr. 2005	$0.1700
3rd Qtr. 2005	$0.1800
4th Qtr. 2005	$0.1800

Common Stock (FLPB)

Quarterly Closing Price

12/31/2004	$25.10
03/31/2005	$23.65
06/30/2005	$23.25
09/30/2005	$22.75
12/31/2005	$24.00

LEESPORT FINANCIAL CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)

	Three Months Ended December 31,			Year Ended December 31,
	2005	2004		2005	2004
Interest Income
Interest and fees on loans	$11,700	$9,292		$42,646	$26,181
Interest on securities:
Taxable	1,863	1,607		6,777	6,242
Tax-exempt	183	144		723	756
Dividend income	59	121		486	420
Other interest income	(20)	4		21	12
Total interest income	13,785	11,168		50,653	33,611

Interest Expense
Interest on deposits	3,815	2,904		13,525	9,141
Interest on short-term borrowings	704	216		2,118	652
Interest on securities sold under agreements to repurchase	524	238		1,487	799
Interest on long-term debt	371	444		1,642	1,333
Interest on junior subordinated debt	411	301		1,547	917
Total interest expense	5,825	4,103		20,319	12,842

Net interest income	7,960	7,065		30,334	20,769
Provision for loan losses	250	420		1,460	1,320
Net interest income after provision for loan losses	7,710	6,645		28,874	19,449

Other income:
Customer service fees	710	658		2,687	1,947
Mortgage banking activities, net	1,335	1,334		5,379	2,096
Commissions and fees from insurance sales	2,727	2,723		11,634	10,781
Broker and investment advisory commissions and fees	341	145		998	528
Gain on sale of loans	275	1		676	432
Gain on sales of securities	128	143		371	345
Other income	601	439		2,120	1,540
Total other income	6,117	5,443		23,865	17,669

Other expense:
Salaries and employee benefits	5,803	5,523		23,090	17,159
Occupancy expense	1,126	1,008		4,466	2,596
Furniture and equipment expense	671	615		2,523	1,971
Marketing and advertising expense	377	259		1,577	1,170
Identifiable intangible amortization	160	160		640	432
Professional services	630	292		1,728	1,141
Outside processing expense	745	646		2,741	2,138
Insurance expense	163	161		630	535
One-time merger related expense	—	899		—	899
Other expense	917	846		3,886	2,507
Total other expense	10,592	10,409		41,281	30,548

Income before income taxes	3,235	1,679		11,458	6,570
Income taxes	832	297		2,727	1,154
Net income	$2,403	$1,382		$8,731	$5,416

Per Share Data
Average shares outstanding	5,069,931	4,968,458	*	5,039,491	3,929,304	*
Basic earnings per share	$0.47	$0.28	*	$1.73	$1.38	*
Average shares outstanding for diluted earnings per share	5,118,137	5,023,264	*	5,098,944	3,989,098	*
Diluted earnings per share	$0.47	$0.28	*	$1.71	$1.36	*
Cash dividends declared per share	$0.18	$0.16	*	$0.70	$0.65	*

*      References to share amounts and per-share amount reflect the 5% stock devidend distributed to shareholders on January 14, 2005.

Leesport Financial Corp.

Leesport Bank

•      Madison Bank

•      Philadelphia Financial Mortgage

•      Madison Equipment Leasing

Essick & Barr LLC

•      Essick & Barr Insurance

•      The Boothby Group

•      Madison Insurance Consultants

Madison Financial Advisors LLC

Leesport Realty Solutions, Inc.

Leesport Mortgage LLC

For additional
information, contact:

Edward C. Barrett

Chief Financial Officer

610.478.9922 x251

ebarrett@leesportfc.com

www.leesportfc.com

NASDAQ: FLPB

This release may contain forward-looking statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.